Exhibit 99.2

HARRIS CORPORATION
1025 West NASA Boulevard
Melbourne, Florida 32919

May 14, 2009

Dear Harris Shareholder:

On March 30, 2009, the Board of Directors of Harris Corporation (“Harris”) approved the spin-off to our shareholders of our ownership interest in Harris Stratex Networks, Inc. (“HSTX”), our majority-owned subsidiary. HSTX designs, manufactures and sells a broad range of microwave radios and scalable wireless solutions for use in worldwide wireless network communications systems. HSTX serves mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. We believe that the spin-off will enhance HSTX’s ability to compete in the communications solutions industry. The spin-off also will permit us and HSTX to better pursue our respective businesses and strategic plans, focus more effectively on our respective shareholder bases, and better target our capital allocation. We therefore believe the spin-off will benefit the shareholders of both companies.

As a result of the spin-off, our shareholders will receive 0.248418 of a share of HSTX Class A common stock for each share of Harris common stock they held as of 5:30 p.m. Eastern Time on May 13, 2009, the record date for the spin-off. The distribution of shares of HSTX Class A common stock will take place on May 27, 2009. Fractional shares of HSTX Class A common stock will not be issued. Shareholders will receive a cash payment in lieu of any fractional shares.

As of the record date, we owned approximately 55.8% of HSTX’s issued and outstanding shares.

Following the spin-off, Harris common stock will continue to trade on the New York Stock Exchange under the symbol “HRS” and HSTX Class A common stock will continue to trade on the NASDAQ Global Market under the symbol “HSTX.” You are entitled to receive your shares of HSTX Class A common stock without taking any action. You do not need to pay any consideration for the shares of HSTX Class A common stock you will receive in the spin-off, and you do not need to surrender or exchange any of your shares of Harris common stock in order to participate in the spin-off.

The attached Information Statement provides you with important information concerning the distribution of the shares of HSTX Class A common stock, including (i) the U.S. Federal income tax treatment of the HSTX shares you will receive, (ii) how the number of HSTX shares you will receive was determined, (iii) how fractional shares will be treated, (iv) a brief description of the background and business of HSTX, and (v) how you can obtain additional information about these matters.

We appreciate your continued interest and support as a Harris shareholder and remain committed to working on your behalf to build long-term value.

Sincerely,

Howard L. Lance
Chairman, President and
Chief Executive Officer

INFORMATION STATEMENT
QUESTIONS AND ANSWERS REGARDING THE SPIN-OFF OF HSTX
INFORMATION ABOUT THE DISTRIBUTION
INFORMATION ABOUT HSTX
WHERE YOU CAN FIND ADDITIONAL INFORMATION

INFORMATION STATEMENT

Spin-off by Harris Corporation of Class A Common Stock of
Harris Stratex Networks, Inc. to Harris Corporation Shareholders

We are sending you this Information Statement because we are spinning off our ownership interest in Harris Stratex Networks, Inc. (“HSTX”) to our shareholders. Currently, we own 32,913,377 shares of Class B common stock of HSTX. We will effect the spin-off by exchanging these shares for an equal number of shares of Class A common stock of HSTX and distributing the shares of HSTX Class A common stock to the holders of common stock of Harris Corporation (“Harris”) as a dividend (the “Distribution”). As a result of the Distribution, holders of Harris common stock will receive 0.248418 of a share of HSTX Class A common stock for each outstanding share of Harris common stock they owned at 5:30 p.m. Eastern Time on May 13, 2009, the record date for the Distribution (the “Record Date”). The Distribution will be made on May 27, 2009 (the “Distribution Date”). Following the Distribution, the HSTX Class B common stock will no longer exist, the HSTX Class A common stock will be the only class of capital stock of HSTX outstanding and Harris will no longer own any shares of, or have any governance rights with respect to, HSTX.

We believe that the Distribution generally will be taxable to our shareholders for U.S. Federal income tax purposes. See “U.S. Federal Income Tax Consequences” beginning on page 7. You are urged to consult your own tax advisor to determine the particular tax consequences of the Distribution to you, including the applicability and effect of any U.S. Federal, state and local and foreign tax laws.

No vote or other action of Harris shareholders is required or will be taken in connection with the Distribution. Therefore, you are not required to take any action to receive shares of HSTX Class A common stock in the Distribution. We are sending you this Information Statement, which contains information about the terms of the Distribution and HSTX, for your information only. Shareholders who would like more information are encouraged to call our transfer agent, BNY Mellon Shareowner Services, at 1-888-261-6777 for shareholders in the U.S. and Canada or at 1-201-680-6578 for shareholders outside the U.S. and Canada.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the HSTX Class A common stock to be distributed to you pursuant to the Distribution or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this Information Statement is May 14, 2009.

QUESTIONS AND ANSWERS REGARDING THE SPIN-OFF OF HSTX

1.       I own Harris shares. What will I receive as a result of the spin-off? We will distribute 0.248418 of a share of HSTX Class A common stock for each share of Harris common stock outstanding as of the Record Date for the Distribution. The distribution ratio is based on the number of shares of HSTX Class B common stock shares owned by us (which we will exchange for an equal number of shares of HSTX Class A common stock in order to effect the spin-off) divided by the number of shares of Harris common stock and common stock equivalents outstanding on the Record Date. After the Distribution, the HSTX Class B common stock will no longer exist, the HSTX Class A common stock will be the only class of capital stock of HSTX outstanding and we will no longer own any shares of, or have any governance rights with respect to, HSTX.

2.       What do I need to do to receive my HSTX shares? Nothing. You do not need to take any action to receive your HSTX Class A common stock in the spin-off.

3.       When is the Record Date for the Distribution, and when will the Distribution occur? The Record Date is 5:30 p.m. Eastern Time May 13, 2009. We will distribute the shares of HSTX Class A common stock on May 27, 2009, which we refer to as the Distribution Date.

4.       What will I receive in the Distribution? You will receive 0.248418 of a share of HSTX Class A common stock for each share of Harris common stock you owned at 5:30 p.m. Eastern Time on the Record Date. For example, if you owned 1,000 shares of Harris common stock on the Record Date, you would receive 248 shares of HSTX Class A common stock in the Distribution, plus a cash payment at a subsequent date in lieu of the 0.418 fractional share.

5.       If I sell my shares of Harris common stock before the Distribution Date, will I still be entitled to receive HSTX shares in the Distribution? In order for you to receive shares of HSTX Class A common stock in the Distribution, you must have owned shares of Harris common stock on May 11, 2009 (the “Ex-dividend Date”). If you owned shares of Harris common stock but sold them before the Ex-dividend Date, you also sold your entitlement to receive shares of HSTX Class A common stock in the Distribution. If you owned shares of Harris common stock and sold them on or after the Ex-dividend Date, you will be entitled to receive shares of HSTX Class A common stock in the Distribution. You are encouraged to consult with your financial advisor regarding the specific implications of selling your Harris common stock on or prior to the Distribution Date.

6.       How will the spin-off affect the number of shares of Harris I currently hold? The Distribution will not affect the number of Harris shares that you or any other of our shareholders hold. On the Distribution Date, our shareholders will receive 0.248418 of a share of HSTX Class A common stock for each share of Harris common stock that they owned as of 5:30 p.m. Eastern Time on the Record Date.

7.       What are the tax consequences of the Distribution to Harris shareholders? We believe that the Distribution generally will be taxable to our shareholders for U.S. Federal income tax purposes. You should consult your own tax advisor to determine the particular consequences of the Distribution to you, including the applicability and effect of any U.S. Federal, state and local and foreign tax laws. We will provide our shareholders with information regarding the tax character of the distribution and their tax basis in HSTX shares. This information will be posted on our website, http://www.harris.com/HSTXspinoff, on or around May 29, 2009.

8.       When will I receive the HSTX shares I am entitled to receive in the Distribution? Will I receive a stock certificate for those HSTX shares? Registered owners of Harris shares at the Record Date (5:30 p.m. Eastern Time on May 13, 2009) will receive their shares of HSTX Class A common stock on the Distribution Date (May 27, 2009) as uncertificated shares registered in book-entry form through the direct registration system and will receive a book-entry account statement reflecting their ownership of HSTX Class A common stock. For additional information, registered shareholders are encouraged to contact our transfer agent, BNY Mellon Shareowner Services, by e-mail at shrrelations@bnymellon.com or by telephone at 1-888-261-6777 for registered shareholders in the U.S. and Canada or at 1-201-680-6578 for registered shareholders outside the U.S. and Canada. Physical stock certificates evidencing your shares of HSTX Class A common stock will only be issued to you if you request them from HSTX’s transfer agent. See “HSTX’s Transfer Agent and Registrar,” on page 14.

9.       What if I hold my shares through a broker, bank or other nominee? Shareholders who hold their Harris shares on the Record Date through a broker, bank or other nominee will have their account credited with HSTX Class A common stock. For additional information, those shareholders should contact their broker, bank or other nominee directly. Questions regarding the Distribution also can be directed to our transfer agent at 1-888-261-6777 in the U.S. and Canada or 1-201-680-6578 from outside the U.S. and Canada.

10.       What if I have stock certificates reflecting my shares of Harris common stock? Should I send them to Harris or its transfer agent? No. You should retain your Harris stock certificates and should not send them to us or our transfer agent.

11.       If I was enrolled in a dividend reinvestment plan of Harris, will I automatically be enrolled in the HSTX dividend reinvestment plan? No. HSTX does not currently pay dividends or have a dividend reinvestment plan.

Additional frequently asked questions and other information is available at http://www.harris.com/HSTXspinoff.

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On March 30, 2009, after consultation with financial and other advisors, our Board of Directors approved the Distribution of our ownership interest in HSTX to our shareholders. As of such date, we held 32,913,377 shares of HSTX Class B common stock. To effect the Distribution, our Board of Directors declared a dividend on Harris common stock consisting of all of the shares of HSTX Class A common stock that we will receive upon exchange of all of the shares of HSTX Class B common stock we currently own. On the Distribution Date, we will distribute all of the shares of HSTX Class A common stock that we receive upon such exchange to our shareholders as a pro rata dividend. These shares represent approximately 55.8% of HSTX’s total outstanding shares as of the Record Date. As a result of the Distribution, the HSTX Class B common stock will no longer exist, the HSTX Class A common stock will be the only class of capital stock of HSTX outstanding and we will no longer own any shares of, or have any governance rights with respect to, HSTX.

On the Distribution Date, holders of Harris common stock will be entitled to receive 0.248418 of a share of HSTX Class A common stock for each outstanding share of Harris common stock they owned at 5:30 p.m. Eastern Time on the Record Date.

You will not be required to pay any cash or other consideration for the shares of HSTX Class A common stock that you will receive in the Distribution, and you do not need to surrender or exchange your shares of Harris common stock to participate in the Distribution. The Distribution will not affect the number of shares of Harris common stock that you hold.

The Number of HSTX Shares You Will Receive

For each share of Harris common stock of which you are the record owner at 5:30 p.m. Eastern Time on May 13, 2009, the Record Date, you will be entitled to receive that number of shares of HSTX Class A common stock equal to the quotient obtained by dividing the total number of shares of HSTX Class B common stock owned by us by the total number of shares of Harris common stock and Harris common stock equivalents outstanding at 5:30 p.m. Eastern Time on the Record Date. Thus, the following equation determines the number of shares of HSTX Class A common stock you will be entitled to receive for each share of Harris common stock you hold:

Total number of shares of HSTX Class A common stock to be distributed in the spin-off		32,913,377
	=		=	0.248418
Total number of shares of Harris common		132,491,785
stock outstanding at 5:30 p.m. Eastern Time on the Record Date (including 90,668 Harris common stock equivalents)

As of the Record Date, the HSTX Class B common stock owned by us represented approximately 55.8% of HSTX’s issued and outstanding shares. In order to effect the spin-off, we will exchange all of our HSTX Class B common stock into an equal number of shares of HSTX Class A common stock and the HSTX Class B common stock will cease to exist.

Based on the number of shares of Harris common stock and common stock equivalents outstanding at the Record Date, you will receive 0.248418 of a share of HSTX Class A common stock for each share of Harris common stock for which you were the holder of record at 5:30 p.m. Eastern Time on the Record Date. The number of shares of Harris common stock outstanding at the Record Date includes 90,668 common stock equivalents previously granted to employees of Harris and which entitle the holder to receive shares of HSTX Class A common stock in the Distribution. The shares of HSTX Class A common stock to be issued as a result of the Distribution will be fully paid and non-assessable and will not have, or be subject to, preemptive rights.

Trading Prior to or on the Distribution Date

Beginning on May 11, 2009, shares of Harris common stock began trading without the right for the buyer to receive shares of HSTX Class A common stock to be issued pursuant to the Distribution. If you sold your shares of Harris common stock before 5:30 p.m. Eastern Time on May 8, 2009, you also sold your entitlement to receive shares of HSTX Class A common stock in the Distribution. If you sold shares of Harris common stock on or after May 11, 2009, you are still entitled to receive the number of shares of HSTX Class A common stock that you became entitled to receive in the Distribution because your sale of Harris common stock did not settle until after the Record Date. After the Distribution Date, shares of Harris common stock will continue to trade on the New York Stock Exchange under the symbol “HRS.”

Also, from the Record Date through the Distribution Date, we expect there will be two markets in HSTX Class A common stock, a “regular way” trading market in HSTX Class A common stock and a “when-issued” trading market in HSTX Class A common stock. The regular way market is the same market for shares of HSTX Class A common stock that currently exists under the current symbol “HSTX.” The when-issued trading market is a market for shares of HSTX Class A common stock that will be distributed to our shareholders in the Distribution, and will trade under the symbol “HSTXV.” If you owned Harris common stock at 5:30 p.m. Eastern Time on the Record Date, then you are entitled to receive shares of HSTX Class A common stock in the Distribution. You may trade this entitlement to receive shares of HSTX Class A common stock in the Distribution (without trading your shares of Harris common stock) on the when-issued trading market for HSTX Class A common stock. On the Distribution Date all when-issued trading will cease, and all prior when-issued trades will settle on June 1, 2009. On and after the Distribution Date all shares of HSTX Class A common stock will trade on the NASDAQ Global Market under the symbol “HSTX.”

Transferability of HSTX Shares You Receive

The shares of HSTX Class A common stock to be issued to our shareholders will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of HSTX under the Securities Act of 1933, as amended (the “Securities Act”). Persons who may be deemed to be affiliates after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, HSTX, and include its directors, certain of its officers and significant shareholders. HSTX affiliates will be permitted to sell their shares of HSTX common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

When and How You Will Receive the Dividend of HSTX Shares

We will pay the dividend of HSTX Class A common stock on the Distribution Date by releasing the shares of HSTX Class A common stock we receive in exchange for our HSTX Class B common stock to BNY Mellon Shareowner Services, our transfer agent and distribution agent, for distribution to our shareholders in the Distribution. The distribution agent will cause the shares of HSTX Class A common stock that you are entitled to receive to be registered in book-entry form in your name or in the “street name” of your broker, bank or other nominee.

Registered Holders. If you are the registered holder of Harris common stock and hold your Harris common stock either in physical form or in book-entry form, the shares of HSTX Class A common stock being issued to you will be registered in book-entry form in your name, and you will become the holder of record of that number of shares of HSTX Class A common stock.

“Street Name” Holders. Many of our shareholders have Harris common stock held in an account with a broker, bank or other nominee. If this applies to you, your brokerage firm, bank or other nominee is the registered owner of the Harris shares it holds on your behalf. If you are a shareholder who holds his or her Harris common stock in an account with a brokerage firm, bank or other nominee, the HSTX Class A common stock being issued to you will be registered in the “street name” of your broker, bank or other nominee, who in turn should electronically credit your account with the shares of HSTX Class A common stock that you are entitled to receive pursuant to the Distribution. We anticipate that this crediting process will take three to eight business days after the Distribution Date. We encourage you to contact your broker, bank or other nominee if you have any questions regarding the mechanics of having your shares of HSTX Class A common stock credited to your account.

Fractional Shares. We will not distribute any fractional shares of HSTX Class A common stock to our shareholders. Instead, the distribution agent will aggregate the fractional shares that would otherwise be issued into whole shares, and sell such whole shares of HSTX Class A common stock in the open market at prevailing market prices and distribute the aggregate cash proceeds of the sales pro rata (based on such entitlements) to each holder who otherwise would have been entitled to receive a fractional share in the Distribution (subject to deduction of any required U.S. withholding taxes). We will pay all reasonable expenses incurred by the distribution agent in connection with such sale, including brokerage commissions. The distribution agent, in its sole discretion, without any influence by HSTX or us, will determine when, how, through which broker-dealer, and at what price to sell the whole shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.

Direct Registration System. Shares of HSTX Class A common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of HSTX Class A common stock will be mailed to you. Under the direct registration system, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in shares of HSTX Class A common stock. If at any time you want to receive a physical certificate evidencing your whole shares of HSTX Class A common stock, you may do so by contacting HSTX’s transfer agent and registrar. Contact information for HSTX’s transfer agent and registrar is provided on page 14 of this Information Statement. The distribution agent will begin mailing book-entry account statements reflecting your ownership of whole shares and the cash you will receive in lieu of fractional shares after the Distribution Date. You can obtain more information regarding the direct registration system by contacting HSTX’s transfer agent and registrar. If you are entitled to receive less than one share of HSTX Class A common stock as a result of the Distribution, a check will be mailed to you. We currently estimate that it will take two to three weeks from the Distribution Date for you to receive your book-entry account statement.

Employee Stock Options and Stock-Based Awards

Harris stock options, both vested and unvested, will remain stock options solely with respect to Harris common stock, but the number of shares subject to each stock option and the exercise price will be adjusted in connection with the Distribution, so that the intrinsic value of each stock option to the holder is preserved. To effect the adjustment, the number of shares subject to Harris stock options will be multiplied by an adjustment ratio and the exercise price will be divided by such adjustment ratio. The resulting number of shares will be rounded down to the nearest whole number, the resulting exercise price will be rounded up to the nearest whole cent, and the adjusted number of shares and exercise price will otherwise be calculated, in each case, in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986 as amended (the “Code”).

Harris restricted stock and restricted units will remain subject to the same terms and conditions as before the Distribution. In connection with the Distribution, holders of Harris restricted stock and restricted units will receive vested shares of HSTX Class A common stock in the number equal to which the holder would have been entitled had the restricted stock and restricted units represented actual vested shares of Harris common stock at the time of the Distribution.

Harris performance shares and performance units will remain subject to the same terms and conditions as before the Distribution. In connection with the Distribution, holders of Harris performance shares and performance units will receive vested shares of HSTX Class A common stock in the number equal to which the holder would have been entitled had the performance shares and performance units represented actual vested shares of Harris common stock at the time of the Distribution with the number of outstanding performance shares and performance units based on the “target” number of these performance share and performance unit awards.

For the purposes of our Director Deferred Compensation Plans and our Supplemental Executive Retirement Plan (“SERP”), HSTX stock received on behalf of participants will be sold (or deemed sold) and the net proceeds will be reinvested in Harris common stock (or Harris stock equivalents).

U.S. Federal Income Tax Consequences

The discussion set forth below is a summary of the material tax consequences with respect to the Distribution. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Distribution. The discussion is limited to U.S. Federal income tax matters and is based upon the Code, Treasury regulations, Internal Revenue Service (“IRS”) rulings, and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect, by legislative, judicial or administrative action.

The discussion generally applies to shareholders that hold their Harris common stock as a capital asset. This discussion does not address the tax consequences of receipt of the Distribution to taxpayers that are subject to special rules such as life insurance companies, tax-exempt organizations, regulated investment companies, S corporations, financial institutions, a dealer in securities, a trader in securities that elects to use a mark-to-market method of accounting for securities holdings, or a person who owns Harris common stock as part of a hedging, integrated, conversion or constructive sale transaction or as a position in a straddle. Additionally, this discussion does not address the tax consequences of the Distribution to holders of stock options, restricted stock or restricted units, performance shares or performance units of Harris.

If a partnership (including an entity treated as a partnership for U.S. Federal income tax purposes) holds common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner in a partnership holding common stock should consult its own tax advisor regarding the U.S. Federal income tax consequences of the Distribution.

The following summary of tax consequences of receiving the Distribution and the ownership of HSTX Class A common stock may vary depending on a Harris shareholder’s particular situation. Our shareholders are urged to consult with their own tax advisors regarding the tax consequences to them of receipt of HSTX Class A common stock in the Distribution, including but not limited to, the application to them of Federal estate and gift, state, local, foreign and other tax laws.

Receipt of Distribution Shares by Our U.S. Shareholders. A “U.S. shareholder” is, in general, a shareholder that is (a) an individual who is a citizen or resident of the U.S.; (b) a corporation or other entity taxed as a corporation, created or organized in or under the laws of the U.S., any State thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. Federal income taxation regardless of the source of such income; or (d) a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If you are not a U.S. shareholder, this section does not apply to you. Please see below under the heading “Special Rules Applicable to Non-U.S. Shareholders.”

The Distribution will be a taxable event to our U.S. shareholders. This Distribution will not qualify as a tax-free spin-off under Section 355 of the Code. The amount received in the Distribution by each Harris shareholder for Federal income tax purposes will be the sum of the fair market value of

HSTX Class A common stock received by such shareholder as of the Distribution Date and the amount of any cash received in lieu of fractional shares. The amount received in the Distribution by each Harris shareholder will be taxed as follows:

•	The Distribution will be a taxable dividend to the extent of the shareholder’s pro rata portion of our current earnings and profits and then our accumulated earnings and profits.

•	Any portion not taxed as a dividend will be treated as a nontaxable return of capital to the extent of the shareholder’s basis in the Harris common stock (with a corresponding reduction in the basis of the Harris common stock).

•	After the Harris common stock basis is exhausted, the excess will be treated as gain from the sale or exchange of the Harris common stock. This gain generally will be capital gain, and the capital gain will be long-term capital gain if the shareholder has held its Harris common stock for more than one year.

A corporate distribution that is a taxable dividend is usually taxed at ordinary income rates. However, “qualified dividends” are taxed at a maximum rate of 15% for individuals, estates and trusts. The portion of this Distribution treated as a taxable dividend is expected to be a qualified dividend unless (a) the dividend is paid on any share of stock held for less than 61 days during the 121-day period that began 60 days before the Ex-dividend Date for this Distribution, or (b) the shareholder is obligated (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. A shareholder’s holding period for these purposes generally will be reduced by periods during which: (i) the holder has an option to sell, is under a contractual obligation to sell, or has made (but not closed) a short sale of substantially identical stock or securities; (ii) the holder is the grantor of an option to purchase substantially identical stock or securities; or (iii) the holder’s risk of loss with respect to the shares is considered diminished by reason of the holding of one or more positions in substantially similar or related property.

For Federal income tax purposes, each Harris shareholder will acquire an initial tax basis in such shareholder’s HSTX Class A common stock equal to the fair market value of the stock that is received by such shareholder as of the Distribution Date. Each Harris shareholder’s holding period for HSTX Class A common stock received in the Distribution will begin on the day after the Distribution Date. In addition, certain special rules, which permit a deduction for dividends received by a corporation, generally will apply in the case of corporations that receive shares of HSTX Class A common stock in the Distribution, as described below under the heading, “Special Rules Applicable to Corporate Shareholders — Deduction for Dividends Received.”

We have not determined at this point what portion, if any, of the Distribution will be treated as a taxable dividend. This will be determined by us after the Distribution and will be reported to our shareholders as described below under the caption, “Tax Reporting.”

Special Rules Applicable to Corporate Shareholders — Deduction for Dividends Received. A corporate holder of Harris common stock generally will be entitled, in computing its taxable income for the tax year in which the Distribution occurs, to a deduction in an amount generally equal to 70% of the amount received by it in the Distribution that constitutes a taxable dividend. This deduction does not apply to any portion received in the Distribution that constitutes a return of capital or taxable gain, and it is subject to several limitations as described in the following paragraphs. The dividends received deduction will be available only for dividends received on shares of Harris common stock that the corporate holder has held for at least 46 days during the 91-day period beginning on the date which is 45 days before the Ex-dividend Date with respect to this Distribution. A shareholder’s holding period for these purposes generally will be reduced by periods during which: (i) the holder has an option to sell, is under a contractual obligation to sell, or has made (but not closed) a short sale of substantially identical stock or securities; (ii) the holder is the grantor of an option to purchase substantially identical stock or securities; or (iii) the holder’s risk of loss with respect to the shares is considered diminished by reason of the holding of one or more positions in substantially similar or related property.

In addition to the foregoing, no dividends received deduction will be allowed to a corporate holder of Harris common stock for a dividend received by such holder to the extent that the holder is obligated (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. The dividends received deduction allowed to a corporate holder of Harris common stock for all dividends received by such holder during the tax year in which the Distribution occurs will be limited to a specified proportion of the holder’s adjusted taxable income for such year. Also, the dividends received deduction allowed to a corporate holder may be reduced or eliminated in accordance with the rules set forth in Section 246A of the Code if the holder has indebtedness that is directly attributable to its investment in portfolio stock, such as Harris common stock.

Special rules may apply to a corporate holder of Harris common stock if a portion of the amount received in the Distribution by such holder that is a taxable dividend is considered to be an “extraordinary dividend” within the meaning of Section 1059 of the Code. If all or a portion of the amount received in the Distribution by a corporate holder constitutes an extraordinary dividend with respect to such holder’s Harris common stock, and if the holder has not held such stock for more than two years before Harris declared, announced or agreed to the amount or payment of such dividend, whichever is earliest, then the holder’s basis in the Harris common stock will be reduced (but not below zero) by any non-taxed portion of the dividend, which generally is the amount of the dividends received deduction. If the non-taxed portion of the dividend exceeds the shareholder’s basis in the Harris common stock, the excess is treated as gain from the sale of the stock for the year in which the dividend takes place. For purposes of determining if Harris common stock has been held for more than two years, rules similar to those that are applicable to determining how long such stock has been held for purposes of the dividends received deduction will apply.

The amount received in the Distribution by a corporate holder of Harris common stock generally will constitute an “extraordinary dividend” if the amount received by such holder: (i) equals or exceeds 10% of the holder’s adjusted basis in the Harris common stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or (ii) exceeds 20% of the holder’s adjusted basis in Harris common stock (determined without regard to any reduction for the non-taxed portion of other extraordinary dividends), treating all dividends having ex-dividend dates within a 365-day period as one dividend. A holder may elect to use the fair market value of the Harris common stock, rather than its adjusted basis, for purposes of applying the 10% and 20% limitations, if the holder is able to establish such fair market value to the satisfaction of the IRS.

In addition, a corporate holder of Harris common stock may be required to include in its alternative minimum taxable income a portion of the amount of any dividends received deduction allowed in computing regular taxable income.

Special Rules Applicable to Non-U.S. Shareholders. This section summarizes certain U.S. Federal income tax consequences to a non-U.S. shareholder. A “non-U.S. shareholder” is:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. Federal income tax on a net income basis on income or gain from common stock.

The Distribution to a non-U.S. shareholder will be treated for U.S. tax purposes as a distribution which, as described above under the heading “Receipt of Distribution Shares by Our U.S. Shareholders,” may constitute taxable dividends, return of capital or capital gains. The tax consequences to a non-U.S. shareholder with respect to the taxation of dividends and any capital gains are as follows:

Taxation of Dividends to Non-U.S. Shareholders. Except as described below, taxable dividends paid to a non-U.S. shareholder are subject to withholding of U.S. Federal income tax at a 30% rate or at a lower rate if such non-U.S. shareholder is eligible for the benefits of an income tax treaty that provides for a lower rate. Even if the non-U.S. shareholder is eligible for a lower treaty rate, the transfer agent or broker will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments, unless the non-U.S. shareholder has furnished to the transfer agent or broker:

•	a valid IRS Form W-8BEN or an acceptable substitute form certifying, under penalties of perjury, the shareholder’s status as (or, in the case of a U.S. alien holder that is a partnership or an estate or trust, such forms certifying the status of each partner in the partnership or beneficiary of the estate or trust as) a non-U.S. person and entitlement to the lower treaty rate with respect to such payments, or

•	in the case of a Distribution made outside the U.S. to an offshore account (generally, an account maintained at an office or branch of a bank or other financial institution at any location outside the U.S.), other documentary evidence establishing entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

In the event such withholding is required with respect to a non-U.S. shareholder, the withholding agent will sell a portion of the HSTX Class A common stock that has been allocated to such non-U.S. shareholder to satisfy the withholding tax liability.

A non-U.S. shareholder who is eligible for a reduced rate of U.S. withholding tax under a tax treaty may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If taxable dividends received are “effectively connected” with a non-U.S. shareholder’s conduct of a trade or business within the U.S., and, if required by a tax treaty, the dividends are attributable to a permanent establishment maintained in the U.S., transfer agents and brokers generally are not required to withhold tax from the portion of the Distribution treated as taxable dividends, provided that the non-U.S. shareholder has furnished to the transfer agent or broker a valid IRS Form W-8ECI or an acceptable substitute form representing, under penalties of perjury, that:

•	the shareholder is a non-U.S. person, and

•	the Distribution is effectively connected with the conduct of a trade or business within the U.S. and is includible in the non-U.S. shareholder’s gross income.

“Effectively connected” dividends are taxed at rates applicable to U.S. citizens and resident aliens (for non-U.S. individuals), and domestic U.S. corporations (for foreign corporations).

For a corporate non-U.S. shareholder, “effectively connected” dividends received may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if such foreign corporation is eligible for the benefits of an income tax treaty that provides for a lower rate).

Taxation of Capital Gains to Non-U.S. Shareholders. Any portion of the Distribution treated as a return of capital will not be taxable to a non-U.S. shareholder. A non-U.S. shareholder generally will not be subject to U.S. Federal income tax on the portion of the Distribution treated as capital gain unless:

•	the gain is “effectively connected” with the non-U.S. shareholder’s conduct of a trade or business in the U.S., and the gain is attributable to a permanent establishment maintained in the U.S., if that is required by an applicable income tax treaty as a condition for being subject to U.S. taxation on a net income basis,

•	an individual, who holds Harris common stock as a capital asset, is present in the U.S. for 183 or more days in the taxable year of the Distribution and certain other conditions exist, or

•	HSTX is or has been a U.S. real property holding corporation for Federal income tax purposes and a non-U.S. shareholder held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the HSTX Class A common stock and is not eligible for any treaty exemption.

For a corporate non-U.S. shareholder, “effectively connected” gains recognized may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if eligible for the benefits of an income tax treaty that provides for a lower rate).

The withholding tax liability, if any, will be satisfied in the same manner as described above under “Taxation of Dividends to Non-U.S. Shareholders.”

Tax Consequences of the Distribution to Harris. If the fair market value of the HSTX Class A common stock distributed in the Distribution exceeds our tax basis in such stock at the Distribution Date, the Distribution will be treated as a taxable sale by us. We will recognize gain on the Distribution in an amount equal to the excess of the fair market value of the HSTX Class A common stock on the Distribution Date over our tax basis in such common stock. If, however, our tax basis in the HSTX Class A common stock exceeds the fair market value of such property on the Distribution Date, then no gain or loss will be recognized by us on the Distribution. Any such gain recognized may be offset, to the extent available, by capital loss carry forwards and net operating loss carry forwards.

The amount received in the Distribution attributable to the HSTX Class A common stock (i.e., the fair market value of the stock that is distributed) will be determined by us after the Distribution, based on a number of factors that will include, without limitation, the trading price of HSTX Class A common stock at or near the Distribution Date and the amount of stock owned by us. Accordingly, the actual tax impact of the Distribution on us cannot be determined until after the Distribution.

Tax Reporting. The fair market value of the HSTX Class A common stock received by each Harris shareholder will be determined by us after the Distribution, based on a number of factors that will include, without limitation, the trading price of HSTX Class A common stock at or near the Distribution Date. After this determination is made (and within the time limit required by the Code), we will report to such shareholder and to the IRS the amount of the Distribution (consisting of the fair market value of the HSTX Class A common stock and any cash in lieu of fractional shares), together with the portion of the Distribution treated as a taxable dividend. There is no assurance that the IRS or the courts will agree that the amount received in the Distribution by a Harris shareholder is the amount determined by us, and it is possible that the IRS and the courts will ultimately determine that Harris shareholders, or some of them, received a larger Distribution amount for Federal income tax purposes than the amounts reported to them by us. If the IRS were to challenge the amount of the Distribution reportable by any Harris shareholder on such shareholder’s Federal income tax return, then such shareholder would have to bear the expenses and effort of defending against or otherwise resolving such challenge.

Backup Withholding. In general, a noncorporate U.S. shareholder is subject to backup withholding on the Distribution if such shareholder fails to provide an accurate taxpayer identification number, or is notified by the IRS that the shareholder has failed to report all interest and dividends required to be shown on the shareholder’s Federal income tax returns. In the event such backup withholding is required with respect to a noncorporate U.S. shareholder, the withholding agent will sell a portion of the HSTX Class A common stock that has been allocated to such shareholder to satisfy the backup withholding tax liability.

A non-U.S. shareholder is generally exempt from backup withholding with respect to the payment of the Distribution effected at a U.S. office of a broker as long as the income associated with such payments is otherwise exempt from U.S. Federal income tax, and:

•	the transfer agent or broker does not have actual knowledge or reason to know that a shareholder is a U.S. person and the non-U.S. shareholder has furnished to the transfer agent or broker:

•	a valid IRS Form W-8BEN or an acceptable substitute form certifying, under penalties of perjury, that the non-U.S. shareholder is (or, in the case of a non-U.S. shareholder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) a non-U.S. person, or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations, or

•	a non-U.S. shareholder otherwise establishes an exemption.

Payment of the Distribution effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, the Distribution effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the shares received in the Distribution are transferred to an account maintained in the U.S.,

•	the Distribution or the confirmation of the Distribution is mailed to a U.S. address, or

•	the Distribution has some other specified connection with the U.S. as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that the shareholder is a U.S. person and the documentation requirements described above are met or an exemption is otherwise established.

In addition, the Distribution will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. tax purposes,

•	a foreign person, 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that the shareholder is a U.S. person and the documentation requirements described above are met or an exemption is otherwise established.

Backup withholding will apply if the Distribution is subject to information reporting and the broker has actual knowledge that the shareholder is a U.S. person.

A non-U.S. shareholder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such shareholder’s income tax liability by filing a refund claim with the IRS.

INFORMATION ABOUT HSTX

Overview of HSTX

HSTX is a leading specialist in backhaul solutions for mobility and broadband networks offering reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. HSTX serves mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on HSTX to build, expand and upgrade their voice, data and video solutions. HSTX is recognized around the world for innovative, best-in-class wireless networking solutions and services.

Background of the Separation of HSTX from Harris

HSTX was incorporated in Delaware in 2006 for the purpose of combining the businesses of our former Microwave Communications Division and Stratex Networks, Inc. This combination occurred on January 26, 2007, when 24,782,153 shares of HSTX Class A common stock were issued to the former holders of Stratex Networks, Inc. common stock and 32,913,377 shares of HSTX Class B common stock were issued to us. As of the Record Date, we held approximately 55.8% of HSTX’s total outstanding stock.

At the time of the formation of HSTX we agreed to certain limitations on changes in our ownership of HSTX prior to January 26, 2009. On December 8, 2008, we announced that we were evaluating strategic alternatives related to our ownership of HSTX, including a spin-off, split-off, secondary public offering, or a sale of all or a portion of our HSTX ownership. On March 30, 2009, after consultation with financial and other advisors, our Board of Directors approved the Distribution to our shareholders of all of our ownership interest in HSTX. On the Distribution Date, we will distribute to our shareholders as a dividend all of the shares of HSTX Class A common stock that we receive upon exchange of all of our HSTX Class B common stock. Following the Distribution, we will no longer own any shares of, or have any governance rights with respect to, HSTX. Following the Distribution, the HSTX Class B common stock will no longer exist and only HSTX Class A common stock will be outstanding.

Information about HSTX Common Stock

HSTX Class A common stock is currently listed on the NASDAQ Global Market under the symbol “HSTX.” For a more complete description of HSTX common stock, you are encouraged to review HSTX’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. See “Where You Can Find Additional Information” on page 14, for instructions on how to obtain these documents.

As of May 13, 2009, there were 26,027,679 shares of HSTX Class A common stock outstanding and 32,913,377 shares of HSTX Class B common stock outstanding for a total of 58,941,056 shares of HSTX common stock outstanding. All shares of HSTX Class B common stock are owned by us. In connection with the Distribution, we will exchange our shares of HSTX Class B common stock for an equal number of shares of HSTX Class A common stock and no shares of HSTX Class B common stock will thereafter remain outstanding.

The following table sets forth the high and low reported sale prices for a share of HSTX Class A common stock on the NASDAQ Global Market for the calendar quarters indicated.

	Sales Price
	High	Low

Calendar Year
2007:
First Quarter	$22.40	$17.05
Second Quarter	$20.07	$14.85
Third Quarter	$20.90	$15.90
Fourth Quarter	$19.97	$15.41
2008:
First Quarter	$18.75	$8.53
Second Quarter	$11.44	$8.88
Third Quarter	$11.45	$6.85
Fourth Quarter	$7.82	$3.26
2009:
First Quarter	$7.24	$3.00
Second Quarter (through May 13, 2009)	$6.47	$3.61

On May 13, 2009, the last sale price of HSTX Class A common stock as reported in the NASDAQ Global Market was $5.80. We urge you to obtain current quotes for HSTX Class A common stock. HSTX has not since its incorporation paid cash dividends.

On April 20, 2009, pursuant to a transitional stockholder rights plan, the HSTX board of directors declared a dividend consisting of rights to purchase shares of its Series A junior participating preferred stock, payable to HSTX stockholders of record on May 4, 2009. The rights also will attach to the shares being distributed in the Distribution. The rights will expire on January 20, 2010.

HSTX’s Transfer Agent and Registrar

BNY Mellon Shareowner Services is the transfer agent and registrar for HSTX Class A common stock. If you have questions or would like information regarding HSTX stock, please contact BNY Mellon Shareowner Services at 1-866-293-6617 toll-free in the U.S. and Canada, and outside the U.S. and Canada at 1-201-680-6578. Following the Distribution, all correspondence regarding HSTX stock should be sent to the following address:

BNY Mellon Shareowner Services
525 Market Street
Suite 3500
San Francisco, CA 94105

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We and HSTX are each subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, we and HSTX each file registration statements, reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”), including financial statements. HSTX has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about HSTX, we encourage you to read HSTX’s reports filed with the SEC. Such reports are available over the Internet at the SEC’s website http://www.sec.gov.

You may also read and obtain copies (at prescribed rates) of HSTX’s and our reports at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

We and HSTX maintain websites that offer additional information about us and HSTX.

•	Visit HSTX’s website at http://www.harrisstratex.com.

•	Visit our website at http://www.harris.com.

Information contained on any website referenced in this Information Statement is not incorporated by reference into this Information Statement.